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Exhibit 24

                                POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company"), do hereby make, constitute and appoint Roy A. Guthrie, Timothy M. Hayes, Kevin P. Hegarty and Chester D. Longenecker, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on Form S-8 relating to the shares of Class A Common Stock of the Company and/or obligations of the Company with values based on the value of Class A Common Stock and certain other indexes, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, shall do or cause to be done by virtue hereof.

     IN WITNESS HEREOF, each of the undersigned has subscribed his or her name, this 20th day of February, 1997.

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

/s/ Keith W. Hughes                          /s/ Harold D. Marshall
------------------------                     -----------------------------
Name:     Keith W. Hughes                    Name:     Harold D. Marshall
Title:    Chairman of the Board,             Title:    Director
          Principal Executive Officer
          Director

/s/ J. Carter Bacot                          /s/ Joseph M. McQuillan
------------------------                        --------------------------
Name:     J. Carter Bacot                    Name:     Joseph M. McQuillan
Title:    Director                           Title:    Director

/s/ John M. Devine                           /s/ H. James Toffey, Jr.
------------------------                        --------------------------
Name:     John M. Devine                     Name:     H. James Toffey, Jr.
Title:    Director                           Title:    Director

/s/ Roy A. Guthrie                           /s/ Kenneth Whipple
------------------                           -----------------------------
Name:     Roy A. Guthrie                     Name:     Kenneth Whipple
Title:    Executive Vice President           Title:    Director
          Chief Financial Officer
          (Principal Financial Officer)

/s/ Kevin P. Hegarty
------------------------
Name:     Kevin P. Hegarty
Title:    Senior Vice President,
          Comptroller and Principal
          Accounting officer

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